EXHIBIT 10.1

EXECUTION COPY

____________________

STOCK PURCHASE AGREEMENT

____________________

Between

SHENZHEN HUAWEI INVESTMENT & HOLDING CO., LTD.

and

3COM TECHNOLOGIES

Dated as of December 22, 2006

[Table of Contents Omitted]

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 22, 2006, between SHENZHEN HUAWEI INVESTMENT & HOLDING CO., LTD., a limited liability company organized and existing under the laws of the People’s Republic of China (the “Seller”), and 3COM TECHNOLOGIES, a corporation organized under the laws of the Cayman Islands (the “Purchaser”).

WHEREAS, the Seller owns 4,755,450 ordinary shares, US$1 par value per share (the “Shares”), of Huawei-3Com Co., Limited, a company incorporated and existing under the Companies Ordinance (Chapter 32 of the laws of Hong Kong) (the “Company”), representing 49% of the issued and outstanding Shares (the “Sale Shares”);

WHEREAS, the Seller, the Purchaser and the Company are parties to a shareholders’ agreement, dated November 15, 2003, as amended on July 31, 2004 and January 27, 2006 (such agreement, as amended, the “Shareholders’ Agreement”);

WHEREAS, pursuant to section 8.02 of the Shareholders’ Agreement, the Seller has accepted an offer by the Purchaser to purchase all of the Seller’s Equity Equivalents (as defined in the Shareholders’ Agreement) at the Bid Price (as defined in the Shareholders’ Agreement) of $185.47 (rounded to the nearest penny) per Share, as specified in a notice given by the Purchaser to the Seller on November 23, 2006 (the “Bid”); and

WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Sale Shares, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller and the Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or third party.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Shenzhen, Hong Kong or New York.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, or any right of termination, amendment, acceleration, suspension, revocation, cancellation, right of first refusal, right of first offer, put right, obligation to tender or similar transfer restriction.

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IRSO” means the Inland Revenue Stamp Office of the Government of Hong Kong.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“MOFCOM” means the Ministry of Commerce of the PRC.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“PRC” means the People’s Republic of China.

“Purchase Price Bank Account” means a bank account in the PRC or outside of the PRC to be designated by the Seller in a written notice to the Purchaser at least three Business Days before the Closing.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“Stamp Duty Ordinance” means the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong).

“Subsidiary” means, with respect to any Person, any other Person of which such Person (either alone or through or together with any other Subsidiary) owns or has rights to acquire, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person.

“working day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Beijing.

SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Agreement”	Preamble
“Bid”	Recitals
“Closing”	2.04
“Company”	Recitals
“Final Stamp Duty”	2.07
“ICC Rules”	8.10
“Local MOFCOM”	Exhibit 3.04
“Purchaser”	Preamble
“Purchase Price”	2.02
“Sale Shares”	Recitals
“Seller”	Preamble
“Shareholders’ Agreement”	Recitals
“Shares”	Recitals

SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit of, this Agreement unless otherwise indicated;

(b)           the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)           whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”

(d)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)           all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)            the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)           references to a Person are also to its successors and permitted assigns; and

(h)           the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Sale Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all right, title and interest of the Seller in and to the Sale Shares.

SECTION 2.02. Purchase Price. The purchase price for the Sale Shares shall be $882 million (the “Purchase Price”).

SECTION 2.03. Purchase Price Bank Account. If the Seller wishes to designate a bank account outside the PRC to be the Purchase Price Bank Account, the Seller shall, promptly after the date of receipt of the relevant approval referred to in paragraph (a) of Exhibit 3.04 (or earlier if permitted under applicable Laws), make appropriate applications to SAFE for any approvals required for the receipt by the Seller of the Purchase Price in such bank account. If any such approval is not obtained within twenty (20) working days after the date on which the Seller submits an application to SAFE, the Seller shall designate a bank account in the PRC to be the Purchase Price Bank Account and shall promptly amend or file appropriate applications with SAFE to reflect such change.

SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Sale Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Shearman & Sterling LLP, 12th Floor, East Tower, Twin Towers, B-12 Jianguomenwai Dajie, Beijing, 100022 at 10:00 a.m. Beijing time on the sixth Business Day following actual receipt of notification in writing of the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Section 6.01(b) and Section 6.02(b) (provided that both parties have actually received such notice) or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing. Each party shall promptly notify the other in writing of the satisfaction (or waiver) of the conditions set forth in Section 6.01(b) and Section 6.02(b) upon becoming aware of the same.

SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

(a)        duly executed sold notes in a form complying with the Stamp Duty Ordinance in respect of the Sale Shares completed in favor of the Purchaser;

(b)        duly executed and valid instrument(s) of transfer in respect of the Sale Shares completed in favor of the Purchaser together with duly executed powers of attorney or other authorities under which any of the transfers have been executed;

(c)	original share certificates in respect of the Sale Shares issued to the Seller;
(d)	a receipt for the Purchase Price;

(e)        a certificate of a duly authorized officer of the Seller certifying as to the matters set forth in Section 6.02(a);

(f)         certified copies (or other evidence) of all valid approvals or authorizations of, filings or registrations with, or notifications on, all Governmental Authorities required to be obtained, filed or made by the Seller;

(g)        a copy (certified by a duly appointed officer as true and correct) of a resolution of the shareholders of the Seller authorizing the execution and delivery of and performance of the Seller’s obligations under this Agreement and the consummation of the transactions contemplated hereby (including the approval of the registration of the transfer in respect of the Sale Shares referred to in Section 2.05(b) and the resignations referred to in Section 2.05(h); and

(h)        the resignation letters, duly executed as a deed and effective as of the Closing Date, of each of the persons designated by the Seller to serve as directors of the Company and/or the Company’s subsidiaries, as applicable, pursuant to the Shareholders’ Agreement, resigning from all of their positions with the Company and/or the Company’s subsidiaries (as director, officer, employee, consultant or otherwise).

SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

(a)        subject to Section 8.01(b), the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

(b)        a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 6.01(a);

(c)        certified copies (or other evidence) of all valid approvals or authorizations of, filings or registrations with, or notifications on, all Governmental Authorities required to be obtained, filed or made by the Purchaser; and

(d)        a copy (certified by a duly appointed officer as true and correct) of a resolution of the board (as necessary to provide valid authorization) of the directors of the Purchaser (or, if required by Law or its constitutional documents, its shareholders) authorizing the execution and delivery of and performance of the Purchaser’s obligations under this Agreement and the consummation of the transactions contemplated hereby.

SECTION 2.07. Purchaser’s Obligation. The Purchaser shall (i) cause the duly executed transfers and the bought and sold notes to be lodged with the IRSO for stamping within the period specified in the Stamp Duty Ordinance, and (ii) pay to the IRSO an amount equal to the ad valorem stamp duty payable on the sale and purchase of the Sale Shares (the “Final Stamp Duty”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not materially and adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller and its stockholders. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

SECTION 3.02. Ownership of the Sale Shares. The Seller has good and valid title to, and owns all right, title and interest (legal and beneficial) in the Sale Shares being transferred by it pursuant to this Agreement, free and clear of all Encumbrances.

SECTION 3.03. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained, all filings and notifications listed in Exhibit 3.04 have been made and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation, the business license or bylaws (or similar organizational documents) of the Seller, or (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Seller or any of its respective assets, properties or business, or (c) conflict in any material respect with, result in any material breach of, constitute a material default (or event which with the giving of notice of a lapse of time, or both, would become a material default) under, or result in the creation of any Encumbrances on, or give rise to any loss of material rights under, or otherwise materially and adversely affect the Sale Shares pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or pursuant to which any of the Sale Shares is bound or affected.

SECTION 3.04. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Exhibit 3.04, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Seller of the transactions contemplated by this Agreement or (c) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or any of its Affiliates.

SECTION 3.05. Litigation. As of the date hereof, no Action by or against the Seller is pending or, to the best knowledge of the Seller, threatened, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

SECTION 4.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained, all filings and notifications listed in Exhibit 3.04 have been made and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of its Memorandum and Articles of Association, Articles of Incorporation, the certificate of incorporation or bylaws (or similar organizational documents) of the Purchaser, or (b) conflict with or violate in any material respect any Law or Governmental Order applicable to the Purchaser or any of its respective assets, properties or business, or (c) conflict in any material respect with, result in any material breach of, constitute a material default (or event which with the giving of notice of a lapse of time, or both, would become a material default) under, or give rise to any loss of material rights under, or otherwise materially and adversely affect, the Sale Shares pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in Exhibit 3.04, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement or (c) as may be necessary as a result of any facts or circumstances relating solely to the Seller or any of its Affiliates.

SECTION 4.04. Financing. The Purchaser will, at the Closing, have sufficient immediately available funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to consummate all the transactions contemplated hereby.

SECTION 4.05. Litigation. As of the date hereof, no Action by or against the Purchaser is pending or, to the best knowledge of the Purchaser, threatened, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01. Regulatory and Other Authorizations; Notices and Consents

(a)        Each of the parties shall use its reasonable best efforts to promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and shall cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limiting the generality of the foregoing, (i) the Seller shall, promptly after the date hereof, make appropriate applications to or filings with the relevant Governmental Authorities for the approvals set forth in paragraphs (a) and (b) of Exhibit 3.04, (ii) the Purchaser shall, promptly after the date hereof, make appropriate applications to or filings with the relevant Governmental Authorities as contemplated by paragraph (c) of Exhibit 3.04, and (iii) each party shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentation that may be requested pursuant to applicable Laws.

(b)        Each party shall notify the other promptly upon the receipt of: (i) any comments from any officials of any of the Governmental Authorities in connection with any filings made in connection with transactions contemplated by this Agreement and (ii) any request by any officials of any of the Governmental Authorities for amendments or supplements to any filings or information provided to comply in all material respects with any Law, and permit the other party to review in advance any proposed communication by such party to any Governmental Authority.

SECTION 5.02. Notifications. Until the Closing, each party hereto shall promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VI of this Agreement becoming incapable of being satisfied.

SECTION 5.03. Further Action. The parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)        Representations, Warranties and Covenants. The representations and warranties of the Purchaser in this Agreement shall be true and correct on and as of the date of this Agreement, and shall be true and correct on and as of the date of Closing as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not, individually or in the aggregate with other such failures to be true and correct, materially and adversely affect the ability of the Purchaser to consummate the sale of the Sale Shares. The Seller shall have received a certificate to such effect signed on behalf of the Purchaser by a duly authorized officer of the Purchaser.

(b)        Governmental Approvals. All governmental approvals under applicable Laws (including those listed in Exhibit 3.04) required for the consummation of the transactions contemplated hereby shall have been obtained or made and all waiting periods specified under applicable Laws, and all extensions thereof, the termination or expiration of which is necessary for such consummation, shall have terminated or expired; and

(c)        No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions.

SECTION 6.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)        Representations, Warranties and Covenants. The representations and warranties of the Seller in this Agreement shall be true and correct on and as of the date of this Agreement, and shall be true and correct on and as of the date of Closing as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not, individually or in the aggregate with other such failures to be true and correct, materially and adversely affect the ability of the Seller to consummate the sale of the Sale

Shares. The Purchaser shall have received a certificate to such effect signed on behalf of the Seller by a duly authorized officer of the Seller.

(b)        Governmental Approvals. All governmental approvals under applicable Laws (including those listed in Exhibit 3.04) required for the consummation of the transactions contemplated hereby shall have been obtained or made and all waiting periods specified under applicable Laws, and all extensions thereof, the termination or expiration of which is necessary for such consummation, shall have terminated or expired; and

(c)        No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing:

(a)        by either the Purchaser or the Seller in the event that any Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable; or

(b)	by the mutual written consent of the Seller and the Purchaser.

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01. Expenses. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b)           Notwithstanding any other provision in this Agreement or any provision of the Stamp Duty Ordinance, each of the Purchaser and the Seller shall be liable for one-half share of the Final Stamp Duty (it being understood that such one-half share shall be in an amount equal to $882,000, being 0.1% of the Purchase Price). Notwithstanding Section 2.06(a), the

Purchaser shall be entitled to deduct $882,000 from the amount of the Purchase Price due to the Seller prior to payment of the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account.

(c)           (i)      In the event that the Seller’s one-half share of the Final Stamp Duty is less than $882,000 as a result of any determination by the IRSO of the Final Stamp Duty, the Purchaser shall pay to the Seller an amount equal to the difference between (1) $882,000, and (2) 50% of the Final Stamp Duty within three Business Days after the date of such determination to the Purchase Price Bank Account.

(ii)         In the event that the Seller’s one-half share of the Final Stamp Duty is more than $882,000 as a result of any determination by the IRSO of the Final Stamp Duty, the Seller shall pay to the Purchaser an amount equal to the difference between (1) 50% of the Final Stamp Duty, and (2) $882,000 within five Business Days after the date of such determination to an account designated by the Purchaser.

(iii)        The Purchaser shall, as soon as practicable and in any event within two Business Days after the date of determination by the IRSO of the Final Stamp Duty, provide the Seller with a copy of such determination.

SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

(a)	if to the Seller:

W1-2-DO1R
Weixin Software Park
South of Science Park, Nanshan
Shenzhen 518057, P.R. China
Attention: Guo Ping
Telephone: 86-755-2153-5036
Fax: 86-755-2153-4006

with a copy to:

Shearman & Sterling LLP
12th Floor, East Tower, Twin Towers
B12 Jianguomenwai Dajie
Beijing, 100022
Telecopy: (86 10) 6563-6000
Attention: Lee Edwards, Esq.

(b)	if to the Purchaser:

c/o
3Com Corporation
350 Campus Drive
Marlborough, MA 01752
U.S.A.
Attention: Chief Administrative and Legal Officer
Telephone: 1.508.323.1000
Fax: 1.508.323.1044 and 1.508.323.1111

with a copy to:

Freshfields Bruckhaus Deringer
11th Floor
Two Exchange Square
Hong Kong
Attention: Teresa Ko
Telephone: 852-2846-3400
Fax: 852-2810-6192

and with a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Telecopy: (650) 493-6811
Attention: Larry W. Sonsini, Esq.

SECTION 8.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 8.04. Entire Agreement. This Agreement (together with the provisions of the Shareholders’ Agreement governing the Bid) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

SECTION 8.05. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser), as the case may be.

SECTION 8.06. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 8.07.

SECTION 8.07. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 8.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 8.09. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 8.10. Governing Law and Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Rules of Arbitration of the International Chambers of Commerce (“ICC Rules”) by three arbitrators appointed in accordance with the ICC Rules. The language of the arbitration shall be English. Any award made in connection with the foregoing arbitration proceedings shall be final and binding from the day it is made, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable Law, the Parties hereby waive all rights to challenge any award of an arbitral panel made under this Section 8.10. Nothing in this Section 8.10 shall prevent either party at any time from seeking any interim declaratory or interlocutory relief in aid of an arbitration or in connection with enforcement proceedings including proceedings to enforce the arbitrators' award.

SECTION 8.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SECTION 8.12. Language. This Agreement is being executed in both English and Chinese. Both language versions shall be equally valid and binding.

SECTION 8.13. Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration of the inadequacy of monetary damages.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SHENZHEN HUAWEI INVESTMENT & HOLDING CO., LTD.

By:          /s/ Mr. Ren Zhengfei

Name: Mr. Ren Zhengfei
Title: CEO

3COM TECHNOLOGIES

By:          /s/ Neal D. Goldman

Name: Neal D. Goldman
Title: President and Secretary

EXHIBIT 3.04

GOVERNMENTAL APPROVALS

(a)	Either:
	(i)	approval by MOFCOM with respect to overseas investment matters relating to the transactions contemplated hereby; or
(ii)

approval by a competent local counterpart of MOFCOM, as required by applicable law (“Local MOFCOM”); provided that, notwithstanding anything in Section 5.01(a), both parties shall use their commercially reasonable efforts to obtain confirmation that the Local MOFCOM has been delegated with the authority by MOFCOM to approve the overseas investment matters relating to the transactions contemplated hereby.

(b)	Approval by SAFE with respect to foreign exchange matters relating to the transactions contemplated hereby.
(c)	No notice of hearing or further investigation has been issued by MOFCOM or the State Administration of Industry and Commerce on or before:
	(i)	thirty (30) working days after the filing of a merger report to these government agencies, if such filing is required under PRC law for the transaction contemplated hereby; or
(ii)

if the granting of approval referred to in paragraph (a)(i) is received by the Purchaser before expiry of such thirty- (30) working day period, the date of receipt by the Purchaser of the approval referred to in paragraph (a)(i), or if such a notice of hearing or further investigation has been issued by either of these government agencies, such issuing agency has either completed or ceased to conduct such procedures in connection with the transactions contemplated hereby.